News Release
Boeing World Headquarters 100 N. Riverside Chicago, IL 60606-1596 www.boeing.com

Boeing Supporting SEC Information Request for Pension Accounting

CHICAGO, Oct. 21, 2004 – The Boeing Company confirmed today that it has received a request for information from the Securities and Exchange Commission (SEC) in connection with an inquiry related to accounting for pension and other post-retirement benefit plans.

Boeing is cooperating with the SEC’s inquiry, which also involves several other companies. The SEC has stated that this inquiry should not be construed as an indication by the Commission or its staff that any violation of laws has occurred, nor should it be considered a reflection upon any person, entity or security.

Boeing believes that its accounting policies and practices are in accordance with the highest standards and are accurate and complete. However, due to the early stage of this matter, the company is unable to predict what conclusions, if any, the SEC will reach.

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Contact: Anne Eisele or John Dern (312) 544-2002